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                                                                       EXHIBIT 2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Experts' and to the use of our reports dated January 30, 1996 (except for the last paragraph of Note 5, as to which the date is November 1, 1996) and November 14, 1996, with respect to the financial statements of Prime Retail Properties and the JMJ Acquired Properties, respectively, included in the Registration Statement (Form S-3 No. 33-99502) and related Prospectus for Asset Securitization Corporation for the registration of Mortgage Pass-Through Certificates.

                                                  /s/ ERNST & YOUNG LLP

Baltimore, Maryland
December 9, 1996